Exhibit 99.1

QUESTIONS AND ANSWERS

FOR TEAM MEMBERS

Supplemental Q&A Reference Document for Employees

Supplements and Updates the Q&A Reference Document dated October 10, 2018

Details, Rationale and Process

Q: What are the plans for integrating the two companies? How will the integration process be managed?

A: A cross-functional integration planning team led by members of senior management from both companies will address how post-close we can best bring our companies together and capitalize on the strengths and talent across each organization. We will keep you informed of any important developments as we move through this process.

Q: How will we be integrated?

A: As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available. Until the Closing date of the deal, it’s business as usual and we must remain focused on continuing to serve our customers, execute our strategy, and deliver our financial and operating plans for fiscal year 2019.

Q: Will Esterline remain as a corporation?

A: During the pre-close period, Esterline will operate as an independent company and it will be business as usual. As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available. Following closing, TransDigm will have responsibility for determining how to integrate the two companies.

Business Activities

Q: Will the leadership of my site change?

A: As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available. Until the Closing date of the deal, it’s business as usual. We know TransDigm will want to ensure we have strong leaders in place to support continued business performance. If any changes are made after Closing, they will be communicated at the appropriate time.

Q: Will Esterline change its ongoing investment in the business from now until the Closing date?

A: As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available. Until the Closing date of the deal, it’s business as usual.

Q: Will we continue to hire people?

A: Yes, we need to continue operating and executing to our goals as we have in the past. If this changes for any reason, we will update you.

Q: Will there continue to be an Esterline brand? What about continued use of other Esterline company names?

A: Until the Closing date of the deal, it’s business as usual, with the Esterline brand and all associated brands remaining as they are today. As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available.

Q: How do we inform customers?

A: Key sales team members and business leaders have been given guidance on communicating with customers. Reach out to your sales leader, unit leader, or Platform President with any questions on this topic, as our processes surrounding customer communication are very tightly controlled to ensure alignment with the overall transition plans.

Q: What will happen with the Esterline Operating System (EOS)?

A: Esterline and TransDigm will operate as separate companies until the Closing date of the transaction. As a result, it’s business as usual for Esterline employees with regards to how we do our work and our commitment to the EOS. If and when changes are made to our operational processes and strategy, they will be communicated. Until then, keep focused on making great products and satisfying our customers.

Q: Is the EOS any more relevant after integration and will we still be assessed using the EEA?

A: Until the Closing date of the deal, it’s business as usual. Esterline is continuing to use the Enterprise Excellence Assessment (EEA) tool. We are in the process of setting the EEA targets for 2019 and updating the assessment process. If any changes are made to this direction, we will communicate them at the appropriate time.

My Job / Terms & Conditions of Employment

Q: What will happen to my job? Will there be a job for me in the new company?

A: One key reason TransDigm is buying Esterline is because of the value of the business, its products and the talented workforce. As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available. Until the Closing date of the deal, it’s business as usual.

Q: Will there be any changes in reporting relationships or job responsibilities?

A: Until the transaction closes, Esterline will remain a separate, independent company. It should be business as usual for Esterline employees, and we do not expect any immediate changes to reporting relationships as a result of the transaction. In the coming weeks and months, Esterline and TransDigm will have more detailed discussions about how best to bring the companies together. To the extent there are changes after the transaction closes, you will receive communications as details are available.

Q: Will there be new opportunities regarding jobs and relocation? Will I be asked to relocate?

A: It’s still early in the process, and there are many decisions that have yet to be made, but this transaction could provide opportunities for employees. We will provide more information as we can.

Q: Will I get to keep my seniority or will I start at “zero”?

A: As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available. Until the Closing date of the deal, it’s business as usual. The company will observe all contractual and legal obligations relative to your employment.

Q: Will I get to keep my vacation accruals and rate of accrual?

A: We won’t know the impacts, if any, to employee benefits (e.g., health and welfare, vacation/PTO, etc.) for several months yet. As the integration process moves forward, that information will be determined and communicated. The company will observe all contractual and legal obligations relative to your employment.

Q: Is TransDigm likely to make changes to any employment contracts or terms including start and finish times and working days—will some companies still be able to finish early on Fridays or will this be changed?

A: As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available. Until the Closing date of the deal, it’s business as usual. The company will observe all contractual and legal obligations relative to your employment.

Q: Are the transactions contemplated by the Merger Agreement subject to the UK Transfer of Undertakings (Protection of Employment) Regulations 2006 (“TUPE”)? (specific to UK employees only)

A: No, the transactions contemplated by the Merger Agreement will not constitute a relevant transfer in the UK for the purposes of TUPE.

Q: Will we still have our annual merit process as planned?

A: Yes. The merit and review process will follow its regular schedule.

Union and Works Council

Q: Are applicable union collective bargaining agreements still in place with the same provisions?

A: Yes, existing collective bargaining agreements were not impacted by the announced transaction. In addition, processes to negotiate collective bargaining agreements will proceed as usual.

Retirement and Benefits

Q: What will happen to my medical benefits?

A: Esterline’s benefits, including medical, dental, life insurance, and other health and welfare benefits, will remain subject to the existing plan terms. An exception to this is any normal annual open enrollment changes that may be planned, through the Closing date of the merger. As the integration process moves forward, we’ll get more information from TransDigm as to their plans in this area, and we will communicate what we learn.

Q: What will happen to my 401(k) plan?

A: It’s too early to know what TransDigm’s plans are with respect to our 401(k) plan. In any event, you will retain your vested benefit in the 401(k) plan, subject to the plan terms. As we learn more about future plans we will communicate what we learn.

Q: Will retirement and pension plans currently available for some employees/locations still be available and administered by existing third-party providers (e.g., Blackrock in the UK)?

A: As we progress through the transition, more information on this topic will likely be released. We will work closely with our new TransDigm team members to gather and share any pertinent information as it becomes available.

Esterline Stock

Q: Does Esterline stop trading on the stock exchange after closing?

A: At the closing of the merger transaction, shares of Esterline common stock will no longer trade on the New York Stock Exchange.

Q: What will happen to my participation in the Company’s Employee Stock Purchase Plan (“ESPP”) as a result of the Merger? (ESPP is applicable to employees in the US and Canada)

A: Pursuant to the Merger Agreement, the current “purchase period” under the ESPP is the last purchase period under the ESPP and no changes can be made to it going forward. The ESPP will terminate when the Merger closes. As a participant in the ESPP, you may not increase your current rate of payroll deductions or purchase elections from those in effect on October 9, 2018, and you may not make separate non-payroll contributions to the ESPP on or following October 9, 2018. The purchase period in progress as of October 9, 2018 will continue in accordance with its terms, and options granted during this purchase period will be exercisable in accordance with the terms of the ESPP. The completion of the existing purchase period will occur on December 14, 2018.

Upon completion of the existing purchase period, your accumulated payroll deductions will automatically be applied to purchase shares of Company common stock at the closing market price on December 14, 2018 (discounted 5%), unless you withdraw from the ESPP before that time. The maximum number of shares that you may purchase during the purchase period is 2,000 shares, and so any payroll deductions that would cause you to exceed this limit will be returned to you.

Any employee who was not participating in the ESPP as of October 9, 2018 may not commence participation in the ESPP. Following the completion of the existing purchase period, there will be no future offering periods under the ESPP. If you purchase shares of Company common stock under the current purchase period and hold the Company common stock until the close of the Merger, you will receive $122.50 in cash for the purchased shares.

Q: What happens to the shares of Esterline common stock that I own?

A: If you hold shares of Company common stock immediately prior to the closing of the Merger (including shares acquired upon the vesting or exercise of awards granted under the Company’s equity incentive plan and shares acquired pursuant to the ESPP and SAYE Scheme), each of your shares will be converted into the right to receive a cash payment equal to $122.50 (the per share consideration payable pursuant to the Merger), without interest and subject to any withholding taxes. You should consult your tax advisor regarding the specific tax consequences to you as a result of the cash payment with respect to your shares. Note that if you sell your shares of Company common stock prior to the close of the Merger you will not have a right to a cash payment with respect to your shares.

Q: Can I buy more shares of Esterline common stock?

A: Your ability to buy shares of Esterline common stock is subject to the same rules as always, governed by restrictions relating to insider trading including the usual blackout periods during certain times of the year for certain employees who handle company financial information. Most employees are able to trade in Esterline common stock in the open market at any time, and those employees who are subject to the financial reporting blackout periods are aware of those restrictions. See also the questions and answers related to employee stock purchase programs for more information on those specific stock-buying programs and options.

Q: What will happen to my participation in the Company SAYE Scheme (aka: “Share Save”) as a result of the Merger? (specific to UK employees only)

A: On October 9, 2018, the Company’s Board of Directors amended the SAYE Scheme to reflect previous legislative changes regarding the exercisability of SAYE Options prior to a change in control. The amendments reflect that any holders of outstanding SAYE options may exercise their outstanding SAYE Options 20 days prior to the close of a change in control pursuant to the terms of the SAYE Scheme. You will receive further notice from the Company on the 20-day grace period to exercise your SAYE Options. Further, pursuant to the terms of the Merger Agreement, the 2018 invitation to participate in the SAYE Scheme was the last offering under the SAYE Scheme and there will be no additional offerings under the SAYE Scheme. The SAYE Scheme will terminate when the Merger closes.

TransDigm

Q: What is the culture of the new company?

A: Over the coming months, we’ll learn more about the TransDigm business and culture and will share what we learn as it becomes available.

Q: Has TransDigm acquired any of our other businesses?

A: Yes, TransDigm acquired the Kirkhill business earlier this year and also one of our former businesses in 2005 located in Ohio.

Q: When can I reach out to counterparts at TransDigm?

A: Until the transaction is completed, discussions with TransDigm team members will be directed through the integration planning team. It would not be appropriate to interfere with either your work or the work that TransDigm employees are doing during the workday unless a member of Esterline’s executive leadership team asks you to do so. In the meantime, we will continue to act as independent companies.

Additional Information and Further Guidance

Q: Where can I get additional information?

A: If you have further questions, please email questions@esterline.com. We will do our best to respond to questions by building them into this running Q&A list and gathering answers promptly to give additional details as they become available. The latest Q&A documents and any further communications will be available on the Esterline employee website, myEsterline.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving TransDigm and Esterline. In connection with the proposed transaction, Esterline intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Esterline will mail the definitive proxy statement and a proxy card to each stockholder of Esterline entitled to vote at the stockholder meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Esterline may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ESTERLINE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESTERLINE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESTERLINE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Esterline with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Esterline’s website (http://www.esterline.com/) or by contacting Esterline’s Investor Relations at 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004, or by calling (425) 453-9400.

Participants in the Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 27, 2017, and its Annual Report on Form 10-K for the fiscal year ended September 29, 2017, which was filed with the SEC on November 21, 2017, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on March 30, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.esterline.com.